CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213154, 333-212585, 333-177591, 333-219016, 333-252956 on Form S-8, and 333-183961, 333-236258, 333-237962 and 333-267198 on Form S-3 of our reports dated March 29, 2023, relating to the consolidated financial statements of Avadel Pharmaceuticals plc and the effectiveness of Avadel Pharmaceuticals plc’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Avadel Pharmaceuticals plc for the year ended December 31, 2022.

/s/ Deloitte and Touche LLP
St. Louis, Missouri
March 29, 2023